                            MONTHLY RENTAL AGREEMENT

THIS LEASE is made on the 28 day of July 1995

The Landlord hereby agrees to lease to the Tenant' and the Tenant hereby agrees to hire and take from the Landlord, the Leased Premises described below pursuant to the terms and conditions specified herein:

LANDLORD: California  Cosmetics TENANT(S):  Cellular  Telecom Cord Addre5523 901
Address:  Calabasas Rd #2068    Address     15366 Dickens St
          Calabasas,  CA 91302              Sherman Oaks, CA 91403

1. Leased Premises. The Leased Premises are those described as: 6929 Havvenhurst Ave, Van Nuys CA. 91406

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2. Term, Term of the Lease shall be a month-to-month tenancy commencing on the 1 day of August 1995.

3. Termination. Either Landlord or Tenant may Terminate the Lease at any time by giving the other party at least 3 full month's prior written notice.

4. Rent. The monthly rental mnount for the Leased Premises is $6,136 per month. The rent payment must be paid on the first day of the month at the Landlord's address listed above. The first month's rent is to be paid when Tenant signs this lease. Landlord need not give notice to Tenant regarding Tenant's obligation to pay rent.

5. Security Deposit. The Tenant shall make a security deposit of $6,136 to Landlord in order to ensure that Tenant complies with all terms and conditions of the Lease. If Tenant fully complies, landlord will return the security deposit within 1 week(s) after the date Tenant delivers possession of the Premises to Landlord. If Tenant does not fully comply with the terms of the Lease, Landlord may use the security to pay amounts owed by Tenant, including damages.

6. Occupants. The Leased Premises shall be on occupied by the following persons only:

                             Cellular Telecom Corp.

7. Repairs. Tenant must take good care of the Leased Premises and all equipment and fixtures contained [herein. Tenant is liable for damages caused by his acts or neglect and any acts and neglect of his family, invitees or guests. Tenant must make Marc all repairs and replacements when it results from an act of negligence. If Tenant fails to make as needed repairs or replacement, Landlord may do it and add the expenses to he rent.


8. Alterations. Tenant must obtain landlord's prior written consent to paint or wallpaper the demised Premises or to install any paneling, flooring, partitions, railings or make any other alterations. Tenant must not change the plumbing, ventilation, air-conditioning, heating or electric systems. All the alterations, installtions or improvements shall become property of Landlord when completed and paid for, and shall be surrendered as part of the leased Premises at the ene of the term Landlord is not required to pay for any of the work performed under this section unless he has agreed to pay as indicted in his prior written consent.

9. Maintenance of Leased Premises. Tenant shall maintain the premises in a cleand and sanitary condition at all times. At the end of teh Term, Tenenat will leave the Leased Premiese cleand and in good condition, subject to ordinary wear and tear. Tenant shall remove all Tenant's belongings.

10. Assignment/Subletting Restrictions. Tenant may not assign this agreement or sublet the Leased Premises without the prior written consent of the Landlord.

11. Utilities/Services. Tenant is responsible for the payment of all utilities and services, except for the following: which shall be paid by Landlord.

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12.  Landlords Right to Enter.  Landlord may, at reasonable times,  enter the
Leased Premises to inspect it, to make repairs or alterations, and to show it to potential buyers, lenders or tenants.

13. Pets. Tenant may not bring or keep pets in the Leased Premises without the prior written consent of the Landlord.

14. Laws and Regulations. Tenant must, at Tenant's expense comply with all laws, regulations, requirements of all municipal, state and federal authorities during the term of the lease agreement, pertaining to the use of the premises. Tenat must not do anything that inceases the Landlord's insurance premiums.

15. Default/Abandonment. If Tenant defaults in the payment of rent or any other term or condition of this Lease, Landlaord may give Tenant written
notice to cure such default. If Tenant fails to cure such default within 15 days of receiving notice, Landlord may elect to terminate the Lease, re-enter the Leased Premises and remove the Tenant, all other occupants and their possessions.

If Tenant abandons or vacates the Leased Premises during the Term of this Lease, Landlord may elect to re-enter the premises without liability for prosecution or owing damages to Tenant, and, at his option, relet the Leased Premises. If the landlord opts not lo relet the Leased Premises, Tenant shall be liable for the remainder of the rent due under the Lease until its expiration. If the Landlord relets the Leased Premises but is unable to relet the Leased Premises for such rent as would have been paid by Tenant during the period between Tenant's abandonment and the end of the term, Tenenat shall be liable to Landlord for the difference. Landlord may also dispose of any property left by Tenant after abandonment without liability and apply the proceeds to reduce such difference.

16. Legal Fees. The successful party in any legal action or proceeding between Landlord and Tenant relating to the non-payment of rent or recovery of possession of the Leased Premises, may, if legally available recover legal fees and costs from the unsuccessful party.

17. Binding Obligations. This lease agreement is binding on the Landlord and Tenant and those that lawfully succeeed to their rights or take their place. Tenant and Landlord have both read this lease and all promises made by the parties are contained in this lease.




[LOGO]

REDIFORM 10255
(c) Copyright Rediform 1993                                 [BAR CODE]
                                                            77925 10255

18.  Addtional Terms And Conditions Agreed To By Both Parties:


     1. This lease is good and valid for a minimum of one year and maximum of the length of the whol original lease.


     2.   This lease will be for August 1, 1995 to August 1, 1996.







This lease is effective when Landlord delivers a copy signed by all parties to the Tenant. Parties have signed this agreement in duplicate the day and year written above.



                                                  /s/
                                       -----------------------------------------
                                                                      (Landlord)

                                                  /s/
                                       -----------------------------------------
                                                                        (Tenant)


                                       -----------------------------------------
                                                                        (Tenant)


                                       -----------------------------------------
                                                                        (Tenant)

Read the instructions and other important information on the package. When using this form you will be acting as your own attorney since Rediform, its advisors and retailers do not render legal advice or services. Rediform, its advisors and retailers assume no liability for loss or damage resulting from the use of this form.



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                                 REDIFORM. 10255
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                                 MONTHLY RENTAL
                                    AGREEMENT
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                                                       LANDLORD






                                                       TENANT

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DATED:
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